Exhibit 99.1

News Release

Contacts:

Investors	Media
Ankur Vyas	Sue Mallino
Ankur.Vyas@SunTrust.com	Sue.Mallino@SunTrust.com
404-827-6714	404-813-0463

For Release

July 30, 2019

SunTrust Shareholders Approve Merger with BB&T to Form Truist

ATLANTA – SunTrust Banks, Inc. (NYSE: STI) shareholders today approved the agreement for the merger of equals of SunTrust and BB&T Corporation (NYSE: BBT). This completes another step in the process to form the premier financial institution, Truist, serving approximately 10 million U.S. consumer households and a full range of business clients.

At a special meeting of shareholders held today, nearly 99 percent (98.96) of the shares voted were cast in favor of the proposal to approve the merger agreement with BB&T.

“We are very pleased with the enthusiastic approval of our shareholders for the merger of SunTrust with BB&T to form Truist,” said SunTrust Chairman and CEO Bill Rogers. “Our best path forward is to align with a partner that values a purpose-driven approach, sound risk management and leading technology. We found that in BB&T. Together, our combined scale will allow us to compete more effectively while enhancing our client experience and community support.”

Pending regulatory approval and other customary closing conditions, the companies expect the merger to close late in the third quarter or in the fourth quarter of this year.

About SunTrust Banks, Inc.

SunTrust Banks, Inc. (NYSE: STI) is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Headquartered in Atlanta, the Company has two business segments: Consumer and Wholesale. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of June 30, 2019, SunTrust had total assets of $222 billion and total deposits of $161 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. Learn more at suntrust.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of BB&T and SunTrust. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BB&T’s and SunTrust’s current expectations and assumptions regarding BB&T’s and SunTrust’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect BB&T’s or SunTrust’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BB&T and SunTrust, the outcome of any legal proceedings that may be instituted against BB&T or SunTrust, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BB&T and SunTrust do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of BB&T and SunTrust successfully, and the dilution caused by BB&T’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of BB&T and SunTrust disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BB&T, SunTrust and factors which could affect the forward-looking statements contained herein can be found in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by its Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission (“SEC”), and in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by its Quarterly Reports on Form 10-Q, and its other filings with the SEC.

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